Exhibit 23.1

CONSENT OF MOHLER, NIXON & WILLIAMS, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38080) of Agilent Technologies, Inc. of our report dated April 23, 2003, with respect to the financial statements and schedule of the Agilent Technologies, Inc. 401(k) Plan included in this Annual Report on Form 11-K.

MOHLER, NIXON & WILLIAMS Accountancy Corporation Campbell, California June 25, 2003